EXHIBIT 23



Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the Scholastic Corporation 401(k) Savings and Retirement Plan; Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan; Registration Statement (Form S-8 No. 33-50128) pertaining to the 1992 Outside Directors' Stock Option Plan; Registration Statement (Form S-8 No. 333-62297 and No. 110302) pertaining to Scholastic Corporation 1997 Outside Directors' Stock Option Plan; Registration Statement (Form S-8 No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement (Form S-8 No. 333-68181 and No. 110301) pertaining to the Scholastic Corporation Employee Stock Purchase Plan; Registration Statement (Form S-8 No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan; Registration Statement (Form S-8 No. 333-77010) pertaining to the Scholastic Corporation 2001 Stock Incentive Plan of our report dated July 20, 2004, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2004.




                                               /s/Ernst & Young LLP


New York, New York

August 2, 2004




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